UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant §240.14a-12

OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed based on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Oculus Innovative Sciences, Inc. 1129 N. McDowell Blvd. Petaluma, California 94954

TIME IS SHORT

PLEASE VOTE YOUR PROXY TODAY

August 27, 2015

Dear Fellow Stockholder of Oculus Innovative Sciences, Inc.:

According to our records, we have not received your voting instructions for the Annual Meeting of Stockholders of Oculus Innovative Sciences, Inc. (“Oculus”) to be held on Thursday, September 10, 2015. Your vote is extremely important to us, no matter how many shares you hold.

Your Board of Directors recommends that stockholders vote “FOR” all director nominees in Proposal 1 and “FOR” Proposals 2, 3 and 4.

Whether or not you have already done so, please vote your proxy via the internet at www.proxyvote.com as soon as possible or alternatively, please sign, date, and return the enclosed proxy card. The proxy statement and the 2015 Annual Report are available on our website at http://ir.oculusis.com/annuals.cfm.

If you need assistance voting your shares, please call D.F. King toll-free at (877) 864-5051 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Robert E. Miller Chief Financial Officer and Chief Operations Officer